UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

HAMMER FIBER OPTICS HOLDINGS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (844) 413 2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Hammer Fiber Optics Holdings Corp. is referred to herein as "we", "our", "us", or the "Company")

Item 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNT

On November 14, 2022, we dismissed as our independent public accounting firm Boyle CPA (the "Dismissal").  The Dismissal is due to Boyle CPA's failure to provide any meaningful responses to our repeated communications  since the September 9, 2022 Engagement Letter with Boyle CPA regarding the audit to be performed by Boyle CPA for the audit year end of July 31, 2022 (the "Audit"), leading us to the conclusion that Boyle CPA was not committed to working on the Audit.  On November 14, 2022, our Board of Directors unanimously approved a resolution to dismiss Boyle CPA effective immediately as of November 14, 2022.

During the years ending July 31, 2019, 2020 and 2021, respectively and the subsequent interim periods through October 31, 2022 and to present there were no (1) disagreements with Boyle CPA on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, or (2) reportable events under Item 301(a)(1)(v) of Regulation S-K.

On November 14, 2022,  the Company unanimously passed a resolution to appoint Fruci and Associates II, PLLC as our new independent public accounting firm.

The Company has provided Boyle CPA with a copy of the disclosure it has made on this Current Report on Form 8-K and requested that Boyle CPA furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein regarding Boyle CPA.  Should Boyle CPA furnish such letter, we will file such letter in a Form 8-K Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: November 15, 2022

/s/ Michael P. Cothill

By: Michael P. Cothill

Its: Chairman of the Board